UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 22, 2003

Associated Banc-Corp
(Exact name of registrant as specified in its charter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Hansen Road, Green Bay, Wisconsin	54304
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	920-491-7000

(Former name or former address, if changed since last report)

Item 5. Other Events.

On October 22, 2003, the Associated Banc-Corp Board of Directors declared its fourth quarter dividend. Associated Banc-Corp is placing on file as Exhibit 99 a copy of the Company’s news release relating to the dividend and stock buy-back.

Exhibit 99

News Release	Contacts: Investors: Joseph B. Selner, Chief Financial Officer 920-491-7120 Media: Jon Drayna, Corporate Communications 920-491-7006

Associated Banc-Corp Board sets 34-cent dividend

     GREEN BAY, Wis., – Oct. 22, 2003 – The Board of Directors of Associated Banc-Corp (NASDAQ: ASBC) today declared a regular 34-cent cash dividend, payable Nov. 17 to shareholders of record Nov. 3. It is the company's 135th consecutive cash dividend, and represents an increase of 9.7 percent over the year-earlier period.

     Associated Banc-Corp, headquartered in Green Bay, Wis., is a diversified multibank holding company with total assets of $15.1 billion. Associated has more than 200 banking offices serving more than 150 communities in Wisconsin, Illinois, and Minnesota. The company offers a full range of traditional banking services and a variety of other financial products and services. More information about Associated Banc-Corp is available at www.AssociatedBank.com.